Oppenheimer Quest Small Cap Value Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/28/89               0.0810000         0.0570000               10.970
  12/28/90               0.0840000         0.0000000                9.410
  12/17/91               0.0000000         0.4230000               12.660
  12/18/92               0.0000000         1.1370000               15.100
  11/15/93               0.0000000         1.3310000               16.020
  12/05/94               0.0000000         0.4154000               15.640
  12/20/95               0.1140000         0.9933000               16.840
  12/13/96               0.0000000         2.3613200               17.540


Class B Shares
  11/15/93               0.0000000         1.3310000               16.000
  12/05/94               0.0000000         0.4154000               15.540
  12/20/95               0.0330000         0.9933000               16.700
  12/13/96               0.0000000         2.3613200               17.280


Class C Shares
  11/15/93               0.0000000         1.3310000               16.000
  12/05/94               0.0000000         0.4154000               15.540
  12/20/95               0.0570000         0.9933000               16.670
  12/13/96               0.0000000         2.3613200               17.250




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Oppenheimer Quest Small Cap Value Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,250.90/$1,000)^ 1} - 1 = 25.09%     {($1,327.21/$1,000)^ 1} - 1 = 32.72%

  Five Year                                Five Year

  {($2,077.46/$1,000)^.2} - 1 = 15.75%     {($2,204.21/$1,000)^.2} - 1 = 17.13%

  Inception                                Inception

  {($3,202.26/$1,000)^.1133}-1= 14.09%     {($3,397.59/$1,000)^.1133}-1= 14.86%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  2.00% for the inception year:

  One Year                                 One Year

  {($1,270.57/$1,000)^ 1} - 1  = 27.06%    {($1,320.56/$1,000)^ 1} - 1  = 32.06%

  Inception                                Inception

  {($1,683.97/$1,000)^.24} - 1 = 13.32%    {($1,703.96/$1,000)^.24} - 1 = 13.64%


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,310.52/$1,000)^ 1} - 1  = 31.05%    {($1,320.52/$1,000)^ 1} - 1  = 32.05%

  Inception                                Inception

  {($1,703.67/$1,000)^.24} - 1 = 13.64%    {($1,703.67/$1,000)^.24} - 1 = 13.64%


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Oppenheimer Quest Small Cap Value Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,250.90 - $1,000/$1,000 =  25.09%      $1,327.21 - $1,000/$1,000 =  32.72%

  Five Year                                Five Year

  $2,077.46 - $1,000/$1,000 = 107.75%      $2,204.21 - $1,000/$1,000 = 120.42%

  Inception                                Inception

  $3,202.26 - $1,000/$1,000 = 220.23%      $3,397.59 - $1,000/$1,000 = 239.76%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  2.00% for the inception year:

  One Year                                 One Year

  $1,270.57 - $1,000/$1,000 = 27.06%       $1,320.56 - $1,000/$1,000 = 32.06%

  Inception                                Inception

  $1,683.97 - $1,000/$1,000 = 68.40%       $1,703.96 - $1,000/$1,000 = 70.40%


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  $1,310.52 - $1,000/$1,000 = 31.05%       $1,320.52 - $1,000/$1,000 = 32.05%

  Inception                                Inception

  $1,703.67 - $1,000/$1,000 = 70.37%       $1,703.67 - $1,000/$1,000 = 70.37%